Exhibit 99

Media General, Inc., PO Box 85333 Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com

Monday, March 23, 2009

Media General Announces New Market-Focused Business Structure

Richmond, VA - Media General (NYSE:MEG) announced today that effective July 1, 2009, the company will alter its organizational structure, shifting from its current three division structure (Publishing, Broadcast and Interactive Media) to five geographic markets. All properties in a given market will report to a market leader regardless of platform. The company already manages its Florida market in this manner.

“Media General’s strength is derived from its markets. Structuring our business along market lines will provide an even closer connection to our customers, accelerate our Web-First strategy and speed decision-making across the enterprise,” said Marshall N. Morton, President and Chief Executive Officer. “We will be better able to pursue new opportunities to serve customers beyond our traditional market boundaries, especially using digital media,” said Mr. Morton.

The following Media General executives have been named President, Market Leader, for these five market segments. They will report to Reid Ashe, Chief Operating Officer:

Virginia/Tennessee – James A. Zimmerman. Mr. Zimmerman is currently President of the Broadcast Division. In 2008, the VA/TN market had revenues of approximately $235 million.

Florida – John R. Schueler. Mr. Schueler is currently President, Florida Communications Group. In 2008, the FL market had revenues of approximately $215 million.

Mid-South – John R. Cottingham. Mr. Cottingham is currently Senior Vice President, Broadcast Stations. The Mid-South market includes South Carolina, Georgia, Alabama and Mississippi. In 2008, the Mid-South market had revenues of approximately $170 million.

North Carolina – James R. Conschafter. Mr. Conschafter is currently Senior Vice President, Broadcast Stations. In 2008, the NC market had revenues of approximately $105 million.

Ohio/Rhode Island – Richard E. Rogala. Mr. Rogala is currently Vice President and General Manager, WCMH in Columbus, Ohio. In 2008, the OH/RI market had revenues of approximately $62 million.

Starting with its third quarter 2009 earnings report, Media General’s operating segments will be the five geographic markets. There will also be a sixth segment, Interactive Advertising Services, which will include the results of Blockdot, Inc., DealTaker.com and NetInformer. Media General will reclassify prior-year results to conform to the new structure.

As part of the market-focused structure, a new position, Group Vice President, Growth and Performance, will report to Mr. Morton to further intensify the company’s focus on digital media opportunities and operational excellence initiatives. James F. Woodward, currently Vice President, Corporate Human Resources, has been named to the new position. C. Kirk Read has been named President, Digital Media, and will report to Mr. Woodward. Mr. Read will continue to lead the team responsible for creating online products and services and developing Internet partnerships. Also

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Media General, Inc., PO Box 85333 Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com reporting to Mr. Woodward will be Dale B. Lachniet, President, Newspaper Production and Distribution, and Ardell Hill, President, Broadcast Services. Succeeding Mr. Woodward as Vice President, Corporate Human Resources is Robert E. MacPherson, who is currently President, Community Newspapers.

H. Graham Woodlief, Jr., 64, President, Publishing Division, plans to pursue his long-planned retirement, effective July 1, 2009. “Graham has contributed significantly to the growth and success of Media General in his 47 years with the company. We look forward to his help with our transition to the market structure before he pursues his long-standing plans to retire,” Mr. Morton said.

A video report from Mr. Morton to employees on this topic is available on www.mediageneral.com so that interested investors, reporters and others may have the opportunity to hear more about the new market structure and its benefits.

Biographical Information (Photos Available)

Mr. Zimmerman, 62, has been President, Broadcast Division since 1996. He joined Media General in 1975 as Director of Internal Audit. Before becoming President of the Broadcast Division, he was President and General Manager of WFLA in Tampa. He received a B.S. degree from Virginia Commonwealth University.

Mr. Schueler, 59, has been President, Florida Communications Group since 2005. Before joining Media General, he was President and Publisher of MediaNews Group’s ANG Division in Oakland, Calif., where he served as Chief Executive Officer of its Northern California cluster. He received a B.B.A. degree from Western Michigan University.

Mr. Cottingham, 58, has been Senior Vice President, Broadcast Stations since 2005. He joined Media General in 2001 as Vice President and General Manager of three stations, including WSPA in Spartanburg, S.C. He earlier held management positions at a number of other broadcast stations. He attended Belmont Abbey College.

Mr. Conschafter, 57, has been Senior Vice President, Broadcast Stations since 2004. He joined Media General in 2000 as Vice President and General Manager of WSPA in Spartanburg, S.C., and two other stations. He earlier held management positions at a number of other broadcast stations. He received a B.S. degree from the Newhouse School of Communications at Syracuse University.

Mr. Rogala, 48, has been Vice President and General Manager, WCMH in Columbus, Ohio, since 2007. From 1991-2001, he was President and General Manager of WFLA. He has more than 13 years of general manager experience at television stations throughout the country. He received a B.A. degree from Ohio University.

Mr. Woodward, 49, has been Vice President, Corporate Human Resources since 2005. During his 26 years with Media General, he has served as Staff Accountant, Audit Manager, Assistant Controller of Richmond Newspapers, Manager of Human Resources Systems for the Finance Department and Director of Human Resources from 1999 to 2005. He received a B.S. degree from James Madison University.

Mr. Read, 39, has been President, Interactive Media Division since 2007. He joined the company in 1995 and helped create TBO.com in Tampa and served as its first General Manager. He also served as a newspaper Publisher and Regional Publisher for several Media General newspapers in Virginia. He received a B.A. degree from Vanderbilt University.

Mr. Lachinet, 45, has been President of the newly formed Newspaper Production and Distribution unit since February 1, 2009. He joined the company in 1996 as Controller of the Publishing Division and

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Media General, Inc., PO Box 85333 Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com was named Vice President in 1999. Before joining Media General, he worked for Ernst & Young and Price Waterhouse, where he worked with media and entertainment companies as well as other industries. He received a B.S. degree from Liberty University.

Mr. Hill, 60, has been Senior Vice President, Broadcast Operations since 2001 and has more than 40 years of broadcast operations and technology experience. He joined the company in 1982 as Operations Manager for WFLA in Tampa. Before joining Media General, he held engineering and operations positions at several television stations in Alabama and Louisiana. He attended the University of South Alabama.

Mr. MacPherson, 55, has been President, Community Newspapers since 2005. He joined the company in 1982 as Internal Audit Manager and has held many business and financial positions at Media General, including Director of Internal Audit and later Vice President and Business Manager for Virginia Newspapers. He received B.S. degrees from the University of Richmond and Virginia Commonwealth University.

About Media General

Media General is a leading provider of local news, information and entertainment over multiple media platforms. The company serves markets primarily in the Southeastern United States. Media General publishes 24 daily newspapers, including The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; and community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; plus more than 250 weekly newspapers and other targeted publications. The company owns and operates 19 network-affiliated television stations that reach approximately 30 percent of the television households in the Southeast and nearly 9 percent of those in the United States. The company’s interactive media operations include Web sites and portals that are associated with each of its newspapers and television stations as well as with many specialty publications, and two growing interactive advertising services companies, Blockdot, Inc., NetInformer and DealTaker.com.

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